Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President — External Financial Communications (203) 629-3000
W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Net Income per Share up 7%
     Greenwich, CT, April 25, 2011 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2011 of $116 million, or 79 cents per share, compared with $119 million, or 74 cents per share, for the first quarter of 2010.
Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2011	2010

Gross premiums written	$1,269,858	$1,126,120
Net premiums written	1,083,303	983,950

Net income	116,487	118,610
Net income per diluted share	0.79	0.74

Operating income (1)	97,697	114,767
Operating income per diluted share	0.66	0.72

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

W. R. Berkley Corporation	Page 2
First quarter highlights included:
•	Net premiums written increased 10%.

•	GAAP combined ratio was 96.3%.

•	Return on equity was 12.6%.

•	Book value per share was $26.78.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our first quarter results. Prices for the quarter were up in nearly all areas, with an average increase of almost one percent. This is the first time in seventeen quarters that we can make such a positive statement. Our growth in the quarter came mainly from our international segment and select specialty markets. Our renewal retention rate is approximately 80%, approaching our historical levels. There are increasing signs of a turn in the cycle, but as always, the change starts gradually.
     “Recent events as well as revisions to catastrophe modeling tools are changing the way people view catastrophe exposures. We are beginning to see material rate increases not just limited to catastrophe business, but also in a number of other lines of business. The Company has selectively increased the non-casualty component of our business mix, although we remain cognizant of the volatility element in certain lines. We are also particularly pleased with the expansion of our non-US business.
     “We continue to maintain an investment portfolio with an overwhelmingly high-quality, fixed income focus but, given the current interest rate environment, we are also searching for appropriate alternatives for new funds. We continue to refine our investment strategies and have a greater focus on total return investment opportunities that include capital gains,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, April 26, 2011 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2011 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the impact of significant competition; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2011 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2011	2010
Revenues:
Net premiums written	$1,083,303	$983,950
Change in unearned premiums	(100,806)	(53,389)

Net premiums earned	982,497	930,561
Net investment income	131,619	138,843
Income from investment funds	14,507	4,718
Insurance service fees	22,173	21,485
Net investment gains:
Net realized gains on investment sales	29,284	8,494
Other-than-temporary impairments	—	(2,582)

Net investment gains	29,284	5,912

Revenues from wholly-owned investees	53,887	51,576
Other income	384	452

Total revenues	1,234,351	1,153,547

Expenses:
Losses and loss expenses	607,095	549,973
Other operating costs and expenses	384,831	367,967
Expenses from wholly-owned investees	53,816	48,974
Interest expense	28,117	26,041

Total expenses	1,073,859	992,955

Income before income taxes	160,492	160,592
Income tax expense	(44,000)	(41,811)

Net income before noncontrolling interests	116,492	118,781
Noncontrolling interests	(5)	(171)

Net income to common stockholders	$116,487	$118,610

Net income per share:
Basic	$0.83	$0.77

Diluted	$0.79	$0.74

Average shares outstanding:
Basic	141,177	153,445
Diluted	147,425	159,771

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	First Quarter
	2011	2010
Specialty:
Gross premiums written	$415,730	$342,932
Net premiums written	358,117	301,928
Premiums earned	330,207	312,953
Pre-tax income	90,369	75,670
Loss ratio	54.2%	57.9%
Expense ratio	33.6%	33.6%
GAAP combined ratio	87.8%	91.5%

Regional:(2)
Gross premiums written	$298,841	$302,641
Net premiums written	279,624	272,032
Premiums earned	261,517	263,669
Pre-tax income	24,898	41,964
Loss ratio	62.4%	57.2%
Expense ratio	36.1%	35.5%
GAAP combined ratio	98.5%	92.7%

Alternative Markets:
Gross premiums written	$254,847	$241,351
Net premiums written	200,554	210,405
Premiums earned	148,337	154,785
Pre-tax income	41,630	50,985
Loss ratio	72.6%	64.6%
Expense ratio	26.1%	25.5%
GAAP combined ratio	98.7%	90.1%

Reinsurance:(2)
Gross premiums written	$112,564	$106,369
Net premiums written	106,354	98,771
Premiums earned	105,478	99,558
Pre-tax income	25,362	34,420
Loss ratio	62.6%	50.4%
Expense ratio	39.2%	43.8%
GAAP combined ratio	101.8%	94.2%

International:(2)
Gross premiums written	$187,876	$132,827
Net premiums written	138,654	100,814
Premiums earned	136,958	99,596
Pre-tax income	2,515	373
Loss ratio	66.5%	67.9%
Expense ratio	39.1%	43.6%
GAAP combined ratio	105.6%	111.5%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	First Quarter
	2011	2010
Corporate and Eliminations:
Net investment gains	$29,284	$5,912
Interest expense	(28,117)	(26,041)
Other revenues and expenses (3)	(25,449)	(22,691)
Pre-tax loss	(24,282)	(42,820)

Consolidated:
Gross premiums written	$1,269,858	$1,126,120
Net premiums written	1,083,303	983,950
Premiums earned	982,497	930,561
Pre-tax income	160,492	160,592
Loss ratio	61.8%	59.1%
Expense ratio	34.5%	35.0%
GAAP combined ratio	96.3%	94.1%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the first quarter of 2011, catastrophe and weather-related losses were $24 million, including $15 million related to earthquakes in Japan and New Zealand and floods in Australia. For the first quarter of 2010, weather-related losses were $23 million.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2011	December 31, 2010
Net invested assets (1)	$13,983,378	$13,918,768
Total assets	17,983,511	17,528,547
Reserves for losses and loss expenses	9,172,680	9,016,549
Senior notes and other debt	1,497,095	1,500,419
Junior subordinated debentures	242,841	242,784
Common stockholders’ equity (2)	3,791,784	3,702,876
Common stock outstanding	141,599	141,010
Common stockholders’ equity per share	26.78	26.26

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $310 million and $335 million as of March 31, 2011 and December 31, 2010, respectively. Unrealized currency translation losses were $32 million and $42 million as of March 31, 2011 and December 31, 2010, respectively.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	First Quarter
	2011	2010

Reconciliation of operating income to net income:
Operating income (1)	$97,697	$114,767
Investment gains, net of tax	18,790	3,843

Net income	$116,487	$118,610

Return on equity (2)	12.6%	13.2%

Cash flow from operations	$51,771	$57,159

Other operating costs and expenses:
Underwriting expenses	$339,185	$325,603
Service expenses	17,329	18,544
Net foreign currency (gains) losses	520	(5,027)
Other costs and expenses	27,797	28,847

Total	$384,831	$367,967

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. The Company modified its definition of operating income to include income and losses from investment funds, which had previously been excluded. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation	Page 9
Investment Portfolio
March 31, 2011
(Amounts in thousands)

	Carrying	Percent
	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,295,559	9.3%

State and municipal:
Special revenue	2,129,061	15.2%
Pre-refunded	1,461,295	10.5%
State general obligation	1,012,535	7.2%
Local general obligation	427,260	3.1%
Corporate backed	449,398	3.2%

Total state and municipal (1)	5,479,549	39.2%

Mortgage-backed securities:
Agency	1,052,388	7.5%
Residential — Prime	267,365	1.9%
Residential — Alt A	54,490	0.4%
Commercial	57,999	0.4%

Total mortgage-backed securities	1,432,242	10.2%

Corporate:
Industrial	1,192,670	8.5%
Financial	722,808	5.2%
Utilities	197,053	1.4%
Asset-backed	273,692	2.0%
Other	122,702	0.9%

Total corporate	2,508,925	18.0%

Foreign government and foreign government agencies	535,343	3.8%

Total fixed maturity securities (1)	11,251,618	80.5%

Equity securities available for sale:
Common stocks	315,297	2.3%
Preferred stocks
Financial	96,981	0.7%
Real estate	48,604	0.3%
Utilities	49,248	0.4%

Total equity securities available for sale	510,130	3.7%

Cash and cash equivalents (2)	741,012	5.3%
Arbitrage trading account	488,202	3.5%
Investment in arbitrage funds	62,541	0.4%
Investment funds	548,327	3.9%
Loans receivable	348,773	2.5%
Real estate	32,775	0.2%

Net invested assets	$13,983,378	100.0%

(1)	For state and municipal securities, the average rating was AA and the average duration was 4.0 years. For total fixed maturity securities, the average rating was AA and the average duration was 3.6 years.

(2)	Includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.